Exhibit (e)

                             Rule 466 Certification

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                          CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously filed a registration statement on Form F-6 (Post-Effective Amendment No. 1 to Registration Statement on Form F-6, Reg. No. 333-13866), which the Commission declared effective, with terms of deposit identical to the terms of this Post-Effective Amendment No. 2 Registration Statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                          Citibank, N.A., as Depositary


                                          By: /s/ Brian Teitelbaum
                                              -------------------------
                                          Name: Brian Teitelbaum
                                          Title: Vice President